Seer Reports First Quarter 2026 Financial Results

and Reaffirms Full Year 2026 Outlook

REDWOOD CITY, Calif. – May 13, 2026 – Seer, Inc. (Nasdaq: SEER) (“Seer” or the “Company”), the pioneer and trusted partner for deep, unbiased proteomic insights, today announced financial results for the quarter ended March 31, 2026.

Recent Highlights

•
Achieved revenue of $2.8 million in the first quarter of 2026
•
Achieved a doubling of independent publications year-over-year to 84 total, accelerating third-party validation of Seer’s platform
•
Secured a collaboration with Precision Health Research, Singapore to provide deep, unbiased proteomics on 10,000 samples for their PRECISE-SG100K study, a landmark multi-ancestry, population-scale cohort of approximately 100,000 Singapore residents
•
Strengthened the leadership team with the appointment of Anthony (Tony) Bazarko as Chief Commercial Officer, bringing deep expertise to drive strategy, partnerships, and market adoption.
•
Successfully defended and reinforced Seer's IP position through a U.S. Patent and Trademark Office Final Written Decision
•
Repurchased approximately 1.5 million Class A common shares under our share repurchase program authorization
•
Ended the quarter with approximately $220 million of cash, cash equivalents, and investments

"Seer executed on several important drivers to advance the long-term trajectory of the business by generating traction on large-scale contracts with biobanks and supporting continued third-party validation of our platform," said Omid Farokhzad, Chair and Chief Executive Officer. "Seer sits at the forefront of deep, unbiased proteomics, a large and expanding market with profound scientific and commercial potential. We are building this market from the ground up, and the foundation we are laying is increasingly recognized by the world's leading scientists and institutions. We look forward to advancing our vision to empower the scientific community with unbiased proteomics solutions while creating value for all stakeholders."

First Quarter 2026 Financial Results

Revenue was $2.8 million for the first quarter of 2026, a 34% decrease from $4.2 million for the corresponding prior year period, primarily due to the continued depressed academic funding environment and competitive activity in the space we have pioneered. Product revenue for the first quarter of 2026 was $2.1 million, consisting of sales of Proteograph instruments and consumable kits. Service revenue was $596 thousand for the first quarter of 2026, including $56 thousand of related party revenue, and primarily consisting of revenue related to Seer Technology Access Center service projects. Other revenue was $87 thousand for the first quarter of 2026.

Gross profit was $982 thousand and gross margin was 35% for the first quarter of 2026.

Operating expenses were $18.2 million for the first quarter of 2026, including $2.1 million in stock-based compensation, a decrease of 20% compared to $22.8 million for the corresponding prior year period, including $4.5 million in stock-based compensation. The decrease in operating expenses was primarily driven by a decrease in employee compensation expenses, including stock-based compensation.

Net loss was $16.8 million for the first quarter of 2026, compared to $19.9 million for the corresponding prior year period.

Free cash flow, defined as net cash used in operating activities of approximately $15.4 million, less net purchases of property and equipment of approximately $270 thousand, for the quarter was approximately negative $15.7 million.

Cash, cash equivalents and investments were approximately $220 million as of March 31, 2026.

2026 Guidance

Seer continues to expect full year 2026 revenue to be in the range of $16 million to $18 million, representing growth of 3% at the midpoint over full year 2025.

Webcast Information

Seer will host a conference call to discuss the first quarter 2026 financial results on Wednesday, May 13, 2026, at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at https://investor.seer.bio. The webcast will be archived and available for replay for at least 90 days after the event.

About Seer, Inc.

Seer, Inc. (Nasdaq: SEER) sets the standard in deep, unbiased proteomics, delivering insights with a scale, speed, precision and reproducibility previously unattainable. Seer’s Proteograph® Product Suite integrates proprietary engineered nanoparticles, streamlined automation instrumentation, optimized consumables and advanced analytical software to overcome the limitations of traditional proteomic methods. Seer’s products are for research use only and are not intended for diagnostic procedures. For more information, visit www.seer.bio.

For more information, please email us at pr@seer.bio.

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s plans and expectations regarding the adoption of Seer’s products. These and other risks are described more fully in Seer’s filings with the Securities and Exchange Commission (“SEC”) and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media Contact:

Patrick Schmidt

pr@seer.bio

Investor Contact:

Marissa Bych

investor@seer.bio

SEER, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue:
Product	$2,110	$2,890
Service	540	1,203
Related party	56	52
Other	87	60
Total revenue	2,793	4,205
Cost of revenue:
Product	1,395	1,374
Service	170	531
Related party	6	70
Other	240	169
Total cost of revenue	1,811	2,144
Gross profit	982	2,061
Operating expenses:
Research and development	8,806	11,350
Selling, general and administrative	9,432	11,442
Total operating expenses	18,238	22,792
Loss from operations	(17,256)	(20,731)
Other income (expense):
Interest income	2,225	3,217
Loss on equity method investment	(1,728)	(1,575)
Other expense	(68)	(758)
Total other income	429	884
Loss before provision for income taxes	(16,827)	(19,847)
Provision for income taxes	10	101
Net loss	$(16,837)	$(19,948)
Other comprehensive loss:
Unrealized gain (loss) on available-for-sale securities	(523)	169
Comprehensive loss	$(17,360)	$(19,779)
Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.30)	$(0.34)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	55,995,933	59,408,711

SEER, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$47,318	$47,285
Short-term investments	119,354	138,612
Accounts receivable, net	3,200	4,282
Related party receivables	56	300
Other receivables	1,000	1,370
Inventory	8,079	7,795
Prepaid expenses and other current assets	2,586	1,890
Total current assets	181,593	201,534
Long-term investments	52,848	54,686
Operating lease right-of-use assets	19,890	20,488
Property and equipment, net	13,485	14,754
Restricted cash	524	524
Other assets	3,792	4,097
Total assets	$272,132	$296,083
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,497	$5,611
Accrued expenses	4,730	7,135
Deferred revenue	334	341
Operating lease liabilities, current	2,644	2,575
Other current liabilities	38	29
Total current liabilities	10,243	15,691
Operating lease liabilities, net of current portion	20,384	21,077
Other noncurrent liabilities	26	8
Total liabilities	30,653	36,776
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value; 5,000,000 shares authorized as of March 31, 2026 and December 31, 2025; zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Class A common stock, $0.00001 par value; 94,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 55,065,984 and 56,219,599 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Class B common stock, $0.00001 par value; 134,268 shares authorized as of March 31, 2026 and December 31, 2025; zero shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Additional paid-in capital	724,351	724,819
Accumulated other comprehensive gain (loss)	(64)	459
Accumulated deficit	(482,809)	(465,972)
Total stockholders’ equity	241,479	259,307
Total liabilities and stockholders’ equity	$272,132	$296,083